Exhibit 10.3

COLLATERAL TRUST AGREEMENT

dated as of January 11, 2016

among

SUNEDISON, INC.,

the Guarantors from time to time party hereto,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent under the Credit Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee under the Indenture,

THE ADDITIONAL PARI PASSU LIEN REPRESENTATIVES FROM TIME TO TIME PARTY HERETO,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Collateral Trustee

i

ii

COLLATERAL TRUST AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) dated as of January 11, 2016 among SunEdison, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party hereto, Deutsche Bank AG New York Branch, as Administrative Agent (as defined below), Wilmington Trust, National Association, a national banking association, as Trustee (as defined below), each additional Pari Passu Lien Representative (as defined below) that executes and delivers a Collateral Trust Joinder (as defined below), and Wilmington Trust, National Association, a national banking association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

W I T N E S S E T H:

WHEREAS, the Borrower entered into a Second Lien Credit Agreement dated as of January 11, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including any replacement thereof if such replacement credit agreement has been designated in accordance Section 3.8 hereof, the “Credit Agreement”) among the Borrower, the Lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”), and the lenders party thereto, which will provide for a $725,000,000 second lien secured credit facility.

WHEREAS, the Borrower intends to issue 5% Guaranteed Convertible Senior Secured Notes due 2018 (including notes subsequently issued in exchange therefor or in refinancing thereof, the “Notes”) in an aggregate principal amount of $225,000,000 pursuant to an Indenture dated as of January 11, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, including any replacement thereof if such replacement indenture has been designated in accordance Section 3.8 hereof, the “Indenture”) among the Borrower, the guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).

WHEREAS, the Borrower and the Guarantors intend to secure the Obligations under the Credit Agreement and under the Indenture, any future Pari Passu Lien Debt and any other Pari Passu Lien Obligations, with Liens on all present and future Collateral on an equal and ratable basis to the extent that such Liens have been provided for in the Pari Passu Lien Security Documents.

WHEREAS, this Agreement sets forth the terms on which each Pari Passu Lien Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Pari Passu Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Pari Passu Lien Security Documents, and to enforce the Pari Passu Lien Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used but not defined herein shall have the meanings given to them in the Credit Agreement. The following terms will have the following meanings:

“Act of Required Pari Passu Lien Secured Parties” means, as to any matter at any time, (i) a direction in writing delivered to the Collateral Trustee by or with the written consent of, the holders of (or the Pari Passu Lien Representatives acting at the direction of the holders they represent) more than 50% of the aggregate outstanding principal amount of Pari Passu Lien Debt and (ii) directions in writing delivered to the Collateral Trustee by or with the written consent of, the requisite percentage or number of holders of each Series of Pari Passu Lien Debt at the time outstanding (or the Pari Passu Lien Representatives acting at the direction of the holders they represent) as provided for in the applicable Pari Passu Lien Documents, in each case, which, upon request of the Collateral Trustee, shall be accompanied by indemnity or security acceptable to the Collateral Trustee for any losses, liabilities or expenses that may be incurred in connection with such direction.

For purposes of this definition, (a) Pari Passu Lien Debt registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower will be deemed not to be outstanding and neither the Borrower nor any Affiliate of the Borrower will be entitled to vote such Pari Passu Lien Debt and the Borrower shall notify the Collateral Trustee in writing whether any Pari Passu Lien Debt is owned by it or any of its Affiliates, and (b) votes will be determined in accordance with Section 7.2.

“Additional Pari Passu Lien Debt” has the meaning set forth in Section 3.8(a).

“Additional Pari Passu Lien Debt Designation” means a notice is substantially the form of Exhibit A.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” shall mean this Collateral Trust Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

“Borrower” has the meaning set forth in the preamble.

“Class” means all Series of Pari Passu Lien Debt, taken together.

“Collateral” means, in the case of each Series of Pari Passu Lien Debt, all properties and assets of the Borrower and the Guarantors now owned or hereafter acquired and wherever located in which Liens have been granted, or purported to be granted, or required to be granted, to the Collateral Trustee to secure any or all of the Pari Passu Lien Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Borrower or any Guarantor, such assets or properties will cease to be excluded from the Collateral if the Borrower or any Guarantor thereafter acquires or reacquires such assets or properties.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Pari Passu Lien Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trustee Obligations” has the meaning set forth in the definition of “Pari Passu Lien Obligations”.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” has the meaning set forth in the recitals.

“Credit Agreement Documents” means the Credit Agreement and the Pari Passu Lien Security Documents.

“Discharge of Pari Passu Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Pari Passu Lien Debt;

(2) with respect to each Series of Pari Passu Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Pari Passu Lien Debt of such Series or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Pari Passu Lien Documents for such Series of Pari Passu Lien Debt; and

(3) payment in full in cash of all other Pari Passu Lien Obligations that are outstanding and unpaid at the time the Pari Passu Lien Debt is paid in full in cash.

“Excluded Collateral” means the “Fronting Compensation Fee Account” (as defined in the Credit Agreement as in effect on the date hereof) and the funds on deposit therein.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money or advances; or

(2) evidenced by loan agreements, indentures, bonds, notes, debentures or similar instruments.

“Guarantee” or “Guaranteeing” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Funded Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means, at any time, with respect to any Pari Passu Lien Obligations, each Person who is at such time Guaranteeing payment of any Pari Passu Lien Obligations or who has granted any Lien to secure any Pari Passu Lien Obligations that remains outstanding.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, claims, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Pari Passu Lien Security Documents, including any of the foregoing relating to the use of proceeds of any Pari Passu Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Borrower, any of its Subsidiaries or any Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.10(a).

“Indenture” has the meaning set forth in the recitals.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of January 11, 2016 entered into by and among Wells Fargo Bank, National Association, the Collateral Trustee, the Borrower, and grantors party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Modification” has the meaning set forth in Section 3.8(d)(1).

“Moody’s” means Moody’s Investors Service, Inc., and its successors and assigns.

“Mortgage” has the meaning set forth in Section 3.8(d)(1).

“Mortgaged Property” has the meaning set forth in Section 3.8(d)(1).

“Note Guarantees” means the Guarantees of the Notes.

“Notes” has the meaning set forth in the recitals.

“Note Documents” means the Indenture, the Note Guarantees, the Notes and the Pari Passu Lien Security Documents.

“Obligations” means any principal, interest (including all interest accrued thereon after the commencement of any action or proceeding under any Debtor Relief Laws at the rate, including any applicable Post-Petition Interest, specified in the applicable Pari Passu Lien Documents, even if such Post-Petition Interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Pari Passu Lien Obligations.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Borrower by two officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, including:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Pari Passu Lien” means a Lien granted, or purported to be granted, by a Pari Passu Lien Security Document to the Collateral Trustee , at any time, upon any property of the Borrower or any Guarantor to secure Pari Passu Lien Obligations.

“Pari Passu Lien Debt” means:

(1) the Term Loans;

(2) the Notes;

(3) any other Funded Debt of the Borrower or any Guarantor that is secured by a Pari Passu Lien and that was permitted to be incurred and permitted to be so secured under each applicable Pari Passu Lien Document and the Intercreditor Agreement (such other Funded Debt, the “Other Pari Passu Lien Debt”); provided, in the case of any Other Pari Passu Lien Debt, that:

(a) on or before the date on which such Other Pari Passu Lien Debt is incurred by the Borrower or such Guarantor, such Other Pari Passu Lien Debt is designated by the Borrower as “Pari Passu Lien Debt” for the purposes of the Pari Passu Lien Documents in an Additional Pari Passu Lien Debt Designation executed and delivered in accordance with Section 3.8(b);

(b) unless such Other Pari Passu Lien Debt is issued under an existing Pari Passu Lien Document for any Series of Pari Passu Lien Debt whose Pari Passu Lien Representative is already party to this Agreement, the Pari Passu Lien Representative for such Other Pari Passu Lien Debt executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(a); and

(c) all other requirements set forth in Section 3.8 have been complied with.

“Pari Passu Lien Debt Default” means any event or condition that, under the terms of any Pari Passu Lien Document causes, or permits holders of Pari Passu Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Pari Passu Lien Debt outstanding thereunder to become immediately due and payable.

“Pari Passu Lien Documents” means the Credit Agreement Documents, the Note Documents and any other indenture, notes, credit agreement or other agreement or instrument pursuant to which any Pari Passu Lien Debt is incurred and the Pari Passu Lien Security Documents.

“Pari Passu Lien Obligations” means the Pari Passu Lien Debt and all other Obligations in respect of Pari Passu Lien Debt, including without limitation any Post-Petition Interest whether or not allowable, and all guarantees of any of the foregoing. In addition to the foregoing, all obligations owing to the Collateral Trustee in its capacity as such, whether pursuant to this Agreement or one or more of the Pari Passu Lien Documents, shall in each case be deemed to constitute Pari Passu Lien Obligations (with the obligations described in this sentence being herein the “Collateral Trustee Obligations”), which Collateral Trustee Obligations shall be entitled to the priority provided in clause FIRST of Section 3.4(a).

“Pari Passu Lien Representative” means:

(1) in the case of the Notes, the Trustee;

(2) in the case of the Term Loans, the Administrative Agent; and

(3) in the case of any other Series of Pari Passu Lien Debt, the trustee, agent or representative of the holders of such Series of Pari Passu Lien Debt who maintains the transfer register for such Series of Pari Passu Lien Debt and is appointed as a representative of such Pari Passu Lien Debt (for purposes related to the administration of the Pari Passu Lien Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Pari Passu Lien Debt, and who has executed a Collateral Trust Joinder.

“Pari Passu Lien Secured Parties” means the holders of Pari Passu Lien Obligations, each Pari Passu Lien Representative and the Collateral Trustee.

“Pari Passu Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Borrower or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee , for the benefit of any of the Pari Passu Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.

“Permitted Prior Lien” means any Lien that has priority over the Lien of the Collateral Trustee for the benefit of the Pari Passu Lien Secured Parties which Lien was permitted under each Pari Passu Lien Document.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Pari Passu Lien Documents continue to accrue after the commencement of any action or proceeding under Debtor Relief Laws, whether or not such interest, fees, expenses and other charges are allowed or allowable under such Debtor Relief Laws.

“Reaffirmation Agreement” means an agreement reaffirming the security interests and Liens granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Series of Pari Passu Lien Debt” means, severally, (i) Funded Debt under the Credit Agreement, (ii) Funded Debt under the Indenture and (iii) each other issue or series of Pari Passu Lien Debt for which a single transfer register is maintained.

“Term Loans” means the principal of Funded Debt of the Borrower incurred under the Credit Agreement.

“Title Datedown Product” has the meaning set forth in Section 3.8(d)(3).

“Trustee” has the meaning set forth in the recitals.

“Trust Estate” has the meaning set forth in Section 2.1.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

SECTION 1.2 Other Definition Provisions.

(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(d) The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(e) All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(f) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(g) Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter or credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

This Agreement and the other Pari Passu Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Pari Passu Lien Security Documents.

ARTICLE 2. THE TRUST ESTATE

SECTION 2.1 Declaration of Trust. To secure the payment of the Pari Passu Lien Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, the Borrower and each of the Guarantors hereby confirms the grant to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Pari Passu Lien Secured Parties, all of the Borrower’s and each such Guarantor’s right, title and interest in, to and under all Collateral, now or hereafter granted to the Collateral Trustee under any Pari Passu Lien Security Document for the benefit of the Pari Passu Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Pari Passu Lien Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Pari Passu Lien Secured Parties as security for the payment of all present and future Pari Passu Lien Obligations.

Notwithstanding the foregoing, if at any time all of the following conditions have been satisfied:

(1) all Liens securing the Pari Passu Lien Obligations have been released as provided in Section 4.1;

(2) the Collateral Trustee holds no other property in trust as part of the Trust Estate;

(3) no monetary obligation (other than indemnification and other contingent obligations for which no claim or demand for payment, whether oral or written, has been made at such time) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(4) the Borrower delivers to the Collateral Trustee an Officers’ Certificate stating that all Pari Passu Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Pari Passu Lien Documents and that the Borrower and the Guarantors are not required by any Pari Passu Lien Document to grant any Pari Passu Lien upon any property, then the trust arising hereunder will terminate (subject to any reinstatement pursuant to Sections 7.19 hereof), except that all provisions set forth in Sections 7.9 and 7.10 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Collateral Shared Equally and Ratably. The parties to this Agreement agree that the payment and satisfaction of all of the Pari Passu Lien Obligations within each Class will be secured equally and ratably by the Pari Passu Liens established in favor of the Collateral Trustee for the benefit of the Pari Passu Lien Secured Parties belonging to such Class, notwithstanding the time of incurrence of any Pari Passu Lien

Obligations within such Class or the date, time, method or order of grant, attachment or perfection of any Liens securing such Pari Passu Lien Obligations within such Class and notwithstanding any provision of the UCC, the time of incurrence of any Series of Pari Passu Lien Debt or the time of incurrence of any other Pari Passu Lien Obligation, or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Pari Passu Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any action or proceeding under any Debtor Relief Laws has been commenced against the Borrower or any Guarantor.

It is the intent of the parties that, and the parties hereto agree for themselves and for the Pari Passu Lien Secured Parties represented by them that all Pari Passu Lien Obligations will be and are secured equally and ratably by all Pari Passu Liens at any time granted by the Borrower or any Guarantor to secure any Obligations in respect of any Series of Pari Passu Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Pari Passu Lien Debt, and that all such Pari Passu Liens will be enforceable by the Collateral Trustee for the benefit of all Pari Passu Lien Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Pari Passu Lien Debt if the Pari Passu Lien Documents in respect thereof prohibit the applicable Pari Passu Lien Representative from accepting the benefit of a Lien on any particular asset or property or such Pari Passu Lien Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property; provided, further, Liens on the Excluded Collateral will be held by the Administrative Agent solely for the benefit of the Pari Passu Lien Secured Parties that are Fronting Arrangers (as defined in the Credit Agreement), and Liens on any other Collateral will be held by the Collateral Trustee for the benefit of all Pari Passu Lien Secured Parties.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1 Appointment and Undertaking of the Collateral Trustee.

(a) Each Pari Passu Lien Secured Party acting through its respective Pari Passu Lien Representative and/or by its acceptance of the benefits of the Pari Passu Lien Security Documents hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as collateral trustee , for the benefit solely and exclusively of the present and future Pari Passu Lien Secured Parties, in accordance with the terms of this Agreement:

(1) accept, enter into, hold, maintain and, upon receipt of an Act of Required Pari Passu Lien Secured Parties, administer and enforce all Pari Passu Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Pari Passu Lien Security Documents and, upon receipt of an Act of Required Pari Passu Lien Secured Parties, protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Pari Passu Lien Security Documents;

(2) unless it has received a contrary Act of Required Pari Passu Lien Secured Parties, be entitled to (but not obligated, unless it has received an Act of Required Pari Passu Lien Secured Parties), take all lawful and commercially reasonable actions permitted under the Pari Passu Lien Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and to protect and preserve its interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to this Agreement and the Pari Passu Lien Security Documents;

(4) upon receipt of an Act of Required Pari Passu Lien Secured Parties, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Pari Passu Lien Security Documents and its other interests, rights, powers and remedies;

(5) upon receipt of an Act of Required Pari Passu Lien Secured Parties, credit bid all of the Pari Passu Lien Obligations on behalf of the Pari Passu Lien Secured Parties to the extent such credit bid is permitted under the terms of the Intercreditor Agreement;

(6) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Pari Passu Lien Security Documents or any of its other interests, rights, powers or remedies;

(7) execute and deliver (i) amendments and supplements to the Pari Passu Lien Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment or supplement was permitted under Section 7.1 and (ii) acknowledgements of Collateral Trust Joinders delivered pursuant to Section 3.8 or 7.18 hereof, accompanied by an Officers’ Certificate to the effect that such joinder is permitted under this Agreement and any other applicable Pari Passu Lien Document;

(8) release any Lien granted to it by any Pari Passu Lien Security Document upon any Collateral if and as required by Section 3.2 or Article 4;

(9) act or decline to act in connection with any enforcement of Liens as provided in Section 3.3; and

(10) without limiting Section 3.1(d), upon receipt of an Act of Required Pari Passu Lien Secured Parties, take actions under the Intercreditor Agreement as directed by such Act of Required Pari Passu Lien Secured Parties.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement or any other Pari Passu Lien Document, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed in writing by an Act of Required Pari Passu Lien Secured Parties and then only in accordance with the provisions of this Agreement.

(d) Each Pari Passu Lien Secured Party acting through its respective Pari Passu Lien Representative and/or by its acceptance of the benefits of the Pari Passu Lien Security Documents hereby authorizes and directs the Collateral Trustee to enter into and perform under the Intercreditor Agreement.

SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee , except:

(a) as directed by an Act of Required Pari Passu Lien Secured Parties accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Pari Passu Lien Document;

(b) as required by Article 4; or

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a Pari Passu Lien Debt Default entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Pari Passu Lien Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each Pari Passu Lien Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Pari Passu Lien Secured Parties and will act, or decline to act, as directed by an Act of Required Pari Passu Lien Secured Parties, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Pari Passu Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Pari Passu Lien Secured Parties. Unless it has been directed to the contrary by an Act of Required Pari Passu Lien Secured Parties, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Pari Passu Lien Document as it may deem advisable and in the interest of the Pari Passu Lien Secured Parties, subject, at all times, to the terms of the Intercreditor Agreement.

SECTION 3.4 Application of Proceeds.

(a) The Collateral Trustee will apply the proceeds (a) received under the Intercreditor Agreement or (b) subject to the Intercreditor Agreement, of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Collateral and the proceeds thereof, and the proceeds of any title insurance or other insurance policy required under any Pari Passu Lien Document or otherwise covering the Collateral in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee ’s (and any former Collateral Trustee’s) fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee (and any former Collateral Trustee ) or any co-trustee or agent of the Collateral Trustee in connection with any Pari Passu Lien Security Document (including, but not limited to, indemnification obligations that are then due and payable);

SECOND, to the repayment of obligations, other than the Pari Passu Lien Obligations, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Lien has priority over the Pari Passu Liens but only if such obligation is discharged (in whole or in part) in connection with such sale;

THIRD, to the respective Pari Passu Lien Representatives on a pro rata basis for each Series of Pari Passu Lien Debt that is secured by such Collateral for application to the payment of all such outstanding Pari Passu Lien Debt and any such other Pari Passu Lien Obligations that are then due and payable and so secured (for application in such order as may be provided in the Pari Passu Lien Documents applicable to the respective Pari Passu Lien Obligations) in an amount sufficient to pay in full in cash all outstanding Pari Passu Lien Debt and all other Pari Passu Lien Obligations that are then due and payable (including all interest and fees accrued thereon after the commencement of any action or proceeding under Debtor Relief Laws at the rate, including any applicable Post-Petition Interest, specified in the Pari Passu Lien Documents, even if such Post-Petition Interest is not enforceable, allowable or allowed as a claim in such proceeding); and

FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Borrower or the applicable Guarantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Series of Pari Passu Lien Debt has released its Lien on any Collateral as described below in Section 4.4, then such Series of Pari Passu Lien Debt and any related Pari Passu Lien Obligations of that Series of Pari Passu Lien Debt thereafter shall not be entitled to share in the proceeds of any Collateral so released by that Series of Pari Passu Lien Debt.

(b) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Pari Passu Lien Obligations, each present and future Pari Passu Lien Representative and the Collateral Trustee as holder of Pari Passu Liens. The Pari Passu Lien Representative of each future Series of Pari Passu Lien Debt will be required to deliver a Collateral Trust Joinder including a lien sharing confirmation as provided in Section 3.8 at the time of incurrence of such Series of Pari Passu Lien Debt.

(c) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Pari Passu Lien Secured Parties, the Collateral Trustee may (but shall not be obligated to) sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(d) In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Pari Passu Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding or due and payable with respect to its respective Pari Passu Lien Debt and any other Pari Passu Lien Obligations.

SECTION 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Pari Passu Lien Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Pari Passu Lien Secured Parties.

(b) No Pari Passu Lien Representative or Pari Passu Lien Secured Party (other than the Collateral Trustee ) will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Pari Passu Lien Representative upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Pari Passu Lien Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of the Pari Passu Lien Secured Parties. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Pari Passu Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Pari Passu Lien Debt.

(a) The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in this Agreement with respect to any Pari Passu Lien Debt that is issued or incurred after the date hereof if, unless such Funded Debt is issued under an existing Pari Passu Lien Document for any Series of Pari Passu Lien Debt whose Pari Passu Lien Representative is already party to this Agreement, the designated Pari Passu Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and delivers the same to the Collateral Trustee.

(b) The Borrower will be permitted to designate as Pari Passu Lien Debt hereunder any Funded Debt that is incurred by the Borrower or any Guarantor after the date of this Agreement in accordance with the terms of all applicable Pari Passu Lien Documents. The Borrower may only effect such designation by delivering to the Collateral Trustee (i) an Officers’ Certificate stating that the incurrence of such Additional Pari Passu Lien Debt is authorized and permitted by the Pari Passu Lien Documents and (ii) an Additional Pari Passu Lien Debt Designation that:

(1) states that the Borrower or such Guarantor intends to incur additional Pari Passu Lien Debt (“Additional Pari Passu Lien Debt”) which will be Pari Passu Lien Debt not prohibited by any Pari Passu Lien Document to be incurred and secured by a Pari Passu Lien equally and ratably with all previously existing and future Pari Passu Lien Debt;

(2) specifies the name and address of the Pari Passu Lien Representative for such Additional Pari Passu Lien Debt for purposes of this Agreement including Section 7.6;

(3) states that the Borrower and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Pari Passu Lien Debt is secured by the Collateral (except for the Excluded Collateral) in accordance with the Pari Passu Lien Security Documents;

(4) attaches as Exhibit 1 to such Additional Pari Passu Lien Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Borrower and each Guarantor; and

(5) states that the Borrower has caused a copy of the Additional Pari Passu Lien Debt Designation and the related Collateral Trust Joinder to be delivered to each then existing Pari Passu Lien Representative.

Although the Borrower shall be required to deliver a copy of each Additional Pari Passu Lien Debt Designation and each Collateral Trust Joinder to each then existing Pari Passu Lien Representative, the failure to so deliver a copy of the Additional Pari Passu Lien Debt and/or Collateral Trust Joinder to any then existing Pari Passu Lien Representative shall not affect the status of such debt as Additional Pari Passu Lien Debt if the other requirements of this Section 3.8 are complied with. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrower or any Guarantor to incur additional Funded Debt or Liens if prohibited by the terms of any Pari Passu Lien Documents.

(c) With respect to any Additional Pari Passu Lien Debt, Borrower and each of the Guarantors agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee , any Pari Passu Lien Representative or any Act of Required Pari Passu Lien Secured Parties, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Pari Passu Lien Security Documents (or execute and deliver such additional Pari Passu Lien Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Pari Passu Lien Debt is secured by, and entitled to the benefits of, the relevant Pari Passu Lien Security Documents, and each Pari Passu Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Pari Passu Lien Security Documents). Borrower and each Guarantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, Borrower and the respective Guarantors, on a joint and several basis.

(d) Without limitation of the foregoing, Borrower and each of the Guarantors agrees to take the following actions with respect to any real property Collateral with respect to all Additional Pari Passu Lien Debt:

(1) Borrower and the other applicable Guarantors shall enter into, and deliver to the Collateral Trustee a mortgage modification (each such modification, a “Modification”) or new mortgage or deed of trust with regard to each real property subject to a mortgage or deed of trust (each such mortgage or deed of trust a “Mortgage,” and each such property a “Mortgaged Property”), with such changes as may be required to account for local law matters, at the time of such incurrence, in proper form for recording in all applicable jurisdictions, and the Borrower and such Guarantors are jointly and severally liable to pay all filing and recording fees and taxes, documentary stamp taxes and other taxes, charges and fees, if any, necessary for filing or recording in the recording office of each jurisdiction where such real property to be encumbered thereby is situated;

(2) Borrower or the applicable Guarantor will cause to be delivered a customary local counsel opinion with respect to each such Mortgaged Property;

(3) Borrower or the applicable Guarantor will cause a title company to have delivered to the Collateral Trustee a title insurance policy (or, as applicable, an endorsement to each title insurance policy previously delivered to the Collateral Trustee with respect to the Mortgage or Mortgages for such Series of Pari Passu Lien Debt and all related other Pari Passu Lien Obligations), date down(s) or other evidence (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the validity, enforceability and priority of the Liens of the applicable Mortgage(s) as security for the Pari Passu Lien Obligations (including such Additional Pari Passu Lien Debt) has not changed and, if a new Mortgage is entered into, that the Lien of such new Mortgage securing the Pari Passu Lien Debt then being incurred shall be enforceable and have the same priority as any existing Mortgage securing then existing Pari Passu Lien Obligations, (ii) confirming and/or insuring that since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such Additional Pari Passu Lien Debt, there has been no change in the condition of title and (iii) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Liens permitted by each Pari Passu Lien Document (without adding any additional exclusions or exceptions to coverage); and

(4) the Borrower and the applicable Guarantor shall deliver to the approved title company, the Collateral Trustee and/or all other relevant third parties all other items reasonably necessary to record each such Mortgage and Modification, to issue a Title Datedown Product and to create, perfect or preserve the validity, enforceability and priority of the Lien of the mortgage(s) as set forth above and contemplated hereby and by the Pari Passu Lien Documents.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE BORROWER AND THE GUARANTORS

SECTION 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral will be released in any of the following circumstances:

(1) in whole, upon the Discharge of Pari Passu Lien Obligations;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by the Borrower or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Borrower or a Subsidiary (as defined under the Indenture) or an Affiliate of the Borrower in a transaction or other circumstance that complies with Section 7.05 of the Credit Agreement, if any, and is permitted by all of the other Pari Passu Lien Documents (for the avoidance of doubt, any transaction that would cause a default or event of default under any Pari Passu Lien Document is a transaction that is not permitted by such Pari Passu Lien Document), at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of;

(3) as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (2) above), if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Pari Passu Lien Debt at the time outstanding as provided for in the applicable Pari Passu Lien Documents or (B) all Pari Passu Liens on such Collateral have been automatically released pursuant to the Pari Passu Lien Documents; provided, that this clause (3) shall not apply to Discharge of Pari Passu Lien Obligations upon payment in full thereof;

(4) as to a release of all or substantially all of the Collateral (other than pursuant to clause (1) above), if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Pari Passu Lien Debt at the time outstanding as provided for in the applicable Pari Passu Lien Documents and (B) the Borrower has delivered an Officers’ Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained;

(5) if any Guarantor is released from its obligations under each of the Pari Passu Lien Documents, then the Pari Passu Liens on all Collateral owned by such Guarantor and the obligations of such Guarantor under its Guarantee of the Pari Passu Lien Obligations, shall be automatically, unconditionally and simultaneously released; and

(6) otherwise in accordance with the terms of the Intercreditor Agreement.

(b) The Collateral Trustee agrees for the benefit of the Borrower and the Guarantors that if the Collateral Trustee at any time receives all of the following:

(1) an Officers’ Certificate stating that the conditions precedent in this Agreement and all other Pari Passu Lien Documents, if any, relating to the release of the Collateral have been complied with;

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(3) prior to the Discharge of Pari Passu Lien Obligations, the written confirmation of each Pari Passu Lien Representative (such confirmation to be given following receipt of, and based solely on, the Officers’ Certificate described in clause (1) above and upon receipt of such certificates and opinions as may be required by the applicable Pari Passu Lien Document governing such Pari Passu Lien Representative) that, in its view, such release is permitted by Section 4.1(a) and the respective Pari Passu Lien Documents governing the Pari Passu Lien Obligations the holders of which such Pari Passu Lien Representative represents;

then the Collateral Trustee will execute (at the sole cost and expenses of the Borrower or such Guarantor and with such acknowledgements and/or notarizations as are required) and deliver such release to the Borrower or the applicable Guarantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that:

(1) in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Borrower or the applicable Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) at any time when a Pari Passu Lien Debt Default under a Series of Pari Passu Lien Debt has occurred and is continuing, the Collateral Trustee will make best efforts to deliver within one Business Day (and in any event, as soon as reasonably practicable), of the receipt by it of any Act of Required Pari Passu Lien Parties pursuant to Section 4.1(a)(3), the Collateral Trustee will deliver a copy of such Act of Required Pari Passu Lien Secured Parties to each Pari Passu Lien Representative.

(d) Each Pari Passu Lien Representative hereby agrees that as soon as reasonably practicable after receipt of an Officers’ Certificate from the Borrower pursuant to Section 4.1(b)(1) it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 4.1(b)(3), (B) a written statement that such release is not permitted by Section 4.1(a) or (C) a request for further information from the Borrower reasonably necessary to determine whether the proposed release is permitted by Section 4.1(a) and after receipt of such information such Pari Passu Lien Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable.

SECTION 4.2 Delivery of Copies to Pari Passu Lien Representatives. The Borrower will deliver to each Pari Passu Lien Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Pari Passu Lien Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).

SECTION 4.3 Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Borrower or any Guarantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such Borrower or Guarantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Pari Passu Lien Representatives that the requirements of such UCC provisions have been satisfied.

SECTION 4.4 Release of Liens in Respect of any Series of Pari Passu Lien Debt or any Series of Pari Passu Lien Debt other than the Term Loans and Notes

(a) Release of Liens in Respect of the Term Loans. In addition to any release pursuant to Section 4.1 hereof, the Collateral Trustee’s Pari Passu Lien will no longer secure the Term Loans outstanding under the Credit Agreement or any other Obligations under the Credit Agreement, and the right of the holders of the Term Loans and such Obligations to the benefits and proceeds of the Collateral Trustee’s Pari Passu Lien on the Collateral will terminate and be discharged upon the occurrence of the Termination Date (as defined in the Credit Agreement) under Section 9.10(b) of the Credit Agreement.

(b) Release of Liens in Respect of the Notes. In addition to any release pursuant to Section 4.1 hereof, the Collateral Trustee’s Pari Passu Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Pari Passu Lien on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of the Indenture as set forth under Section 7.01 of the Indenture;

(2) upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged and termination; or

(3) in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with Section 8.02 of the Indenture.

(c) Release of Liens in Respect of any Series of Pari Passu Lien Debt other than the Term Loans and the Notes. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Pari Passu Lien Debt other than the Term Loans and the Notes, the Collateral Trustee’s Pari Passu Lien will no longer secure such Series of Pari Passu Lien Debt if such Pari Passu Lien Debt has been paid in full in cash, all commitments to extent credit in respect of such Series of Pari Passu Lien Debt have been terminated, and all other Pari Passu Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Pari Passu Lien Debt is paid are also paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties to any party. Use of the term “Collateral Trustee” or “collateral trustee” and the description of this Agreement as a “Collateral Trust Agreement” are for convenience purposes only and does not give rise to any fiduciary duties on the part of the Collateral Trustee .. The Collateral Trustee will not have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Pari Passu Lien Security Documents and no implied covenants or obligations under statute, common law or otherwise, shall be read into this Agreement against the Collateral Trustee. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Pari Passu Lien Security Documents.

SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Collateral Trustee has accepted its appointment as Collateral Trustee hereunder and is bound by the Pari Passu Lien Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Pari Passu Lien Secured Parties, the Collateral Trustee shall execute additional Pari Passu Lien Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Pari Passu Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee . The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any indenture, credit agreement or other agreement governing Pari Passu Lien Debt (other than this Agreement and the other Pari Passu Lien Documents to which it is a party).

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Pari Passu Lien Secured Parties, an Officers’ Certificate, written instructions from Pari Passu Lien Representatives or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Pari Passu Lien Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Required Pari Passu Lien Secured Parties that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Pari Passu Lien Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Pari Passu Lien Security Document, except for its own gross negligence, or willful misconduct as determined by a final order or judgment of a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form satisfactory to it.

SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Borrower or any Guarantor in compliance with the provisions of this Agreement or delivered to it by any Pari Passu Lien Representative as to the Pari Passu Lien Secured Parties for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Pari Passu Lien Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on such Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement or the other Pari Passu Lien Security Documents.

SECTION 5.8 Pari Passu Lien Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Pari Passu Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Pari Passu Lien Debt Default unless and until it is directed by an Act of Required Pari Passu Lien Secured Parties.

SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Pari Passu Lien Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Pari Passu Lien Secured Parties and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the Pari Passu Lien Secured Parties. The Collateral Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with any Act of Required Pari Passu Lien Secured Parties.

SECTION 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity satisfactory to it against any and all loss, liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Pari Passu Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Pari Passu Lien Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Pari Passu Lien Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Pari Passu Lien Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Pari Passu Lien Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral, any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided, however, that, notwithstanding the foregoing, the Collateral Trustee will execute, file or record UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Trustee if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by any Pari Passu Lien Representative. The Collateral Trustee shall deliver to each other Pari Passu Lien Representative a copy of any such written request accompanied by such continuation statement or other specific document or instrument in proper recordable form. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) Except as provided in Section 5.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Borrower or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Pari Passu Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral.

Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Pari Passu Lien Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Pari Passu Lien Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties to the Pari Passu Lien Security Documents other than the Collateral Trustee.

SECTION 5.13 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION 5.14 No Liability for Interest

The Collateral Trustee shall not be liable for interest or investment income on any money or securities received by it, except as the Collateral Trustee may agree in writing with the Borrower.

SECTION 5.15 Non-Reliance on Collateral Trustee

(a) The Collateral Trustee shall not be required to keep itself informed as to the performance or observance by the Borrower or Guarantors of any of its obligations under this Agreement, any Pari Passu Lien Document or any other document referred to or provided for herein or therein. Except for notices, reports and other documents and information expressly required to be furnished to any Pari Passu Lien Secured Party by the Collateral Trustee hereunder, the Collateral Trustee shall have no duty or responsibility to provide any Pari Passu Lien Secured Party with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Guarantor that may come into the possession of the Collateral Trustee or any of its Affiliates.

(b) Each Pari Passu Lien Representative, on behalf of itself and each Pari Passu Lien Secured Party it represents, acknowledges that such Pari Passu Lien Secured Parties have, independently and without reliance on any other Pari Passu Lien Representative or the Collateral Trustee, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Pari Passu Lien Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Pari Passu Lien Documents or this Agreement (it being understood that neither the Trustee nor Collateral Trustee has made and neither has a duty to make any credit analysis).

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Pari Passu Lien Representative and the Borrower; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Pari Passu Lien Secured Parties.

SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Pari Passu Lien Secured Parties. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Borrower), at its option, appoint a successor Collateral Trustee , or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee , which must be a bank or trust company:

(a) authorized to exercise corporate trust powers;

(b) having a combined capital and surplus of at least $100,000,000; and

(c) that is not the Borrower or an Affiliate of the Borrower.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:

(a) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee , and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(b) the predecessor Collateral Trustee will (at the expense of the Borrower) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and at the Borrower’s expense will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Pari Passu Lien Security Documents or the Trust Estate.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.9 and 7.10.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (a) through (c) of Section 6.2 and (ii) the Collateral Trustee provides prompt written notice to the Borrower and each Pari Passu Lien Representative of the occurrence of any such merger, conversion or consolidation.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of any Pari Passu Lien Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Pari Passu Lien Secured Parties, except that:

(1) any amendment or supplement that has the effect solely of:

(A) adding or maintaining Collateral, securing additional Pari Passu Lien Obligations that are otherwise permitted by the terms of any Pari Passu Lien Document to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; or

(B) providing for the assumption of the Borrower’s or any Guarantor’s obligations under any Pari Passu Lien Document in the case of a merger or consolidation or sale of all or substantially all of the assets of the Borrower or such Guarantor to the extent permitted by the terms of the Credit Agreement, the Indenture or any other Pari Passu Lien Documents, as applicable;

will become effective when executed and delivered by the Borrower or any other applicable Guarantor party thereto and the Collateral Trustee ;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any Pari Passu Lien Secured Party:

(A) to vote its outstanding Pari Passu Lien Debt as to any matter described as subject to an Act of Required Pari Passu Lien Secured Parties (or amends the provisions of this Section 7.1(a)(2) or the definition of “Act of Required Pari Passu Lien Secured Parties”);

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1 or 4.4;

(C) to require that Liens securing Pari Passu Lien Obligations be released only as set forth in the provisions described in Section 4.1 or 4.4; or

(D) under this Section 7.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Pari Passu Lien Debt so affected under the applicable Pari Passu Lien Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Pari Passu Lien Representative or adversely affects the rights of the Collateral Trustee or any Pari Passu Lien Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Pari Passu Lien Representative, respectively.

(b) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Pari Passu Lien Documents, the Intercreditor Agreement and this Agreement. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Borrower to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Borrower addressing customary Lien creation and perfection matters, and if such additional Collateral consists of equity interests of any Person which equity interests constitute certificated securities, Lien priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Pari Passu Lien Debt, including under clause (ii) of the definition of “Act of Required Pari Passu Lien Secured Parties”, each Series of Pari Passu Lien Debt will cast its votes in accordance with the Pari Passu Lien Documents governing such Series of Pari Passu Lien Debt. By way of example, if a matter under this Agreement requires a consent of a majority of the aggregate principal amount thereof to vote in accordance with the Pari Passu Lien Documents governing such Series of Pari Passu Lien Debt, then such majority consent must be obtained for such Series of Pari Passu Lien Debt to vote affirmatively under this Agreement; but if a matter under this Agreement requires 100% of the aggregate principal amount thereof to vote in accordance with the Pari Passu Lien Documents governing such Series of Pari Passu Lien Debt, then a unanimous consent must be obtained for such Series of Pari Passu Lien Debt to vote affirmatively under this Agreement. For purposes of clause (i) of the definition of “Act of Required Pari Passu Lien Secured Parties”, the amount of Pari Passu Lien Debt to be voted by a Series of Pari Passu Lien Debt will equal the aggregate principal amount of Pari Passu Lien Debt voted affirmatively under such Series of Pari Passu Lien Debt.

Upon request of the Collateral Trustee, (a) each Pari Passu Lien Representative shall provide written notice to the Collateral Trustee of the aggregate principal amount of outstanding Pari Passu Lien Debt for which it is the Pari Passu Lien Representative and (b)(i) each Pari Passu Lien Representative shall provide written notice to the Collateral Trustee of the aggregate principal amount of each holder of Pari Passu Lien Debt for which it is the Pari Passu Lien Representative solely to the extent that such information is available to such Pari Passu Lien Representative or (ii) each holder of Pari Passu Lien Debt, which has voted in connection with any matter under this Agreement, shall provide written notice to the Collateral Trustee of the aggregate principal amount of Pari Passu Lien Debt held by such holder.

SECTION 7.3 Further Assurances; Insurance.

(a) The Borrower and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Pari Passu Lien Secured Parties, duly created and enforceable and perfected Liens upon the Collateral, (including any property or assets that are acquired or otherwise become, or are required by any Pari Passu Lien Document to become, Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Pari Passu Lien Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Pari Passu Lien Representative at any time and from time to time, the Borrower and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Pari Passu Lien Documents for the benefit of the Pari Passu Lien Secured Parties.

(c) The Borrower and the Guarantors will maintain insurance as may be required by the Pari Passu Lien Security Documents, naming the Collateral Trustee as an additional insured and loss payee.

(d) Upon the request of the Collateral Trustee , the Borrower and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

(e) The Borrower and the Guarantors will use commercially reasonable efforts to cause all insurance policies required by Section 7.3(c) above to provide for not less than ten (10) days’ prior notice to the Collateral Trustee of termination, lapse or cancellation of such insurance.

(f) Upon the request of the Collateral Trustee , the Borrower and the Guarantors will permit the Collateral Trustee, any Pari Passu Lien Representative or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Borrower and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Borrower and the Guarantors and their Subsidiaries, all at the Borrower’s expense.

SECTION 7.4 Successors and Assigns.

(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Pari Passu Lien Representative and each present and future holder of Pari Passu Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) Neither the Borrower nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Borrower and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee , each Pari Passu Lien Representative and each present and future holder of Pari Passu Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.5 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Pari Passu Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.6 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wilmington Trust, National Association
Global Capital Markets
1100 North Market Street
Wilmington, Delaware 19890
Telephone: 302-636-6432
Fax: 302-636-4145
Attention: SunEdison Collateral Trust Administrator

If to the Borrower or any Guarantor:	SunEdison, Inc.
13736 Riverport Drive
Maryland Heights, MO 63043
Telephone: 314-770-7300
Fax: 314-770-7381
Attention: Treasurer

If to the Administrative Agent:	Deutsche Bank AG New York Branch
60 Wall Street
New York, NY 10005
Telephone: 904-271-3583
Fax: 732-380-3355
Attention: Phelecia Parker

If to the Trustee:
Wilmington Trust, National Association
Global Capital Markets
1100 North Market Street
Wilmington, Delaware 19890
Telephone: 302-636-6432
Fax: 302-636-4145
Attention: SunEdison 5% Secured Notes Administrator

and if to any other Pari Passu Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Pari Passu Lien Debt, its address shown on the register kept by the office or agency where the relevant Pari Passu Lien Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Pari Passu Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Pari Passu Lien Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notices given to the Collateral Trustee or Trustee are given only upon receipt thereof.

SECTION 7.7 Notice Following Discharge of Pari Passu Lien Obligations. Promptly following the Discharge of Pari Passu Lien Obligations with respect to one or more Series of Pari Passu Lien Debt, each Pari Passu Lien Representative with respect to each applicable Series of Pari Passu Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Pari Passu Lien Representative.

SECTION 7.8 Entire Agreement. This Agreement, together with the Pari Passu Lien Security Documents, states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.9 Compensation; Expenses. The Borrower and the Guarantors jointly and severally agree to pay, promptly upon demand:

(a) such compensation to the Collateral Trustee and its agents as the Borrower and the Collateral Trustee may agree in writing from time to time;

(b) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Pari Passu Lien Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(c) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Pari Passu Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Pari Passu Lien Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Borrower or any Guarantor;

(d) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(e) all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Pari Passu Lien Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(f) all costs and expenses incurred by the Collateral Trustee , its agents and any Pari Passu Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Pari Passu Lien Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Pari Passu Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Pari Passu Lien Obligations in any Debtor Relief Laws, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee , its agents or the Pari Passu Lien Representatives.

The agreements in this Section 7.9 will survive repayment of all other Pari Passu Lien Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.10 Indemnity.

(a) The Borrower and the Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee , each Pari Passu Lien Representative, each Pari Passu Lien Secured Party and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) All amounts due under this Section 7.10 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.10(a) may be unenforceable in whole or in part because they violate any law or public policy, the Borrower and each of the Guarantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) Neither the Borrower nor any Guarantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Pari Passu Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Borrower and each of the Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) Without limiting the agreements set forth in 7.10(d) above, in no event shall the Collateral Trustee be responsible or liable to any person for lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Pari Passu Lien Document or any agreement or instrument or transaction contemplated hereby.

(f) The agreements in this Section 7.10 will survive repayment of all other Pari Passu Lien Obligations, the termination of this Agreement and any removal or resignation of the Collateral Trustee.

SECTION 7.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12 Section Headings. The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.13 Obligations Secured. All obligations of the Borrower and the Guarantors set forth in or arising under this Agreement will be Pari Passu Lien Obligations and are secured by all Liens granted by the Pari Passu Lien Security Documents.

SECTION 7.14 Governing Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 7.15 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Grantor, for itself and in connection with its properties, irrevocably:

(a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(b) waives any defense of forum non conveniens;

(c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

(d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(e) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER PARI PASSU LIEN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER PARI PASSU LIEN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 7.17 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.18 Guarantors and Additional Guarantors. The Borrower represents and warrants that each Person who is a Guarantor on the date hereof has duly executed this Agreement. The Borrower will cause each Person that hereafter becomes a Guarantor or is required by any Pari Passu Lien Document to become a party to this Agreement to become a guarantor thereunder or party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower shall promptly provide each Pari Passu Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.18; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Pari Passu Lien Representative shall not affect the inclusion of such Person as a Guarantor if the other requirements of this Section 7.18 are complied with.

SECTION 7.19 Continuing Nature of this Agreement. This Agreement will be reinstated if at any time (i) any payment or distribution in respect of any of the Pari Passu Lien Obligations is rescinded or must otherwise be returned in an action or proceeding under Debtor Relief Laws or otherwise by any Pari Passu Lien Secured Party or Pari Passu Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise) or (ii) all or any part of a payment or distribution made with respect to the Pari Passu Lien Obligations is recovered from any Pari Passu Lien Secured Party or any Pari Passu Lien Representative in an action or proceeding under Debtor Relief Laws or otherwise.

SECTION 7.20 Insolvency.

(a) This Agreement will be applicable both before and after the commencement of any action or proceeding under Debtor Relief Laws by or against the Borrower or any Guarantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any action or proceeding under such Debtor Relief Laws on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

(b) Each party hereto, including the Borrower and the Guarantors, all hereby acknowledge and agree that in any action or proceeding under Debtor Relief Laws, all of the Pari Passu Lien Secured Parties will be classified in the same class in any plan of reorganization or liquidation, and will receive the same treatment on account of their claims in any such plan of reorganization or liquidation, and that to the extent that any Person in any such action or proceeding under Debtor Relief Laws objects to such classification, the Borrower, Guarantors and all of the Pari Passu Lien Secured Parties shall take all commercially reasonable actions to defend against such objections. In order to further effectuate this provision, the Borrower and each of the Guarantors hereby agrees that it will seek to assume this Agreement on the first day of any action or proceeding under Debtor Relief Laws, and will use all commercially reasonable efforts to effectuate such assumption. If, for any reason, the intent of this provision is frustrated in any action or proceeding under Debtor Relief Laws and cannot be implemented, each of the Pari Passu Lien Secured Parties agrees to turnover any distributions to the Collateral Trustee which it receives in any plan of reorganization of liquidation so that the Pari Passu Lien Secured Parties would receive the same treatment in any such plan of reorganization or liquidation as if all of the Pari Passu Lien Secured Parties had been classified in the same class.

SECTION 7.21 Rights and Immunities of Pari Passu Lien Representatives. The Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Pari Passu Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the indenture, credit agreement or other agreement governing the applicable Pari Passu Lien Debt with respect to which such

Person will act as representative, in each case as if specifically set forth herein. In no event will any Pari Passu Lien Representative be liable for any act or omission on the part of the Borrower or the Guarantors or the Collateral Trustee hereunder.

SECTION 7.22 Force Majeure

In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, disasters, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

SUNEDISON, INC., as Borrower

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Executive Vice President, CAO & CFO

SUNEDISON HOLDINGS CORPORATION, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON INTERNATIONAL, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

MEMC PASADENA, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

ENFLEX CORPORATION, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

NVT, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

[Signature Page to Collateral Trust Agreement]

SOLAICX,
as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUN EDISON LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON CANADA, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON INTERNATIONAL, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

FOTOWATIO RENEWABLE VENTURES, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON CONTRACTING, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

[Signature Page to Collateral Trust Agreement]

NVT LICENSES, LLC,
as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

TEAM-SOLAR, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON UTILITY HOLDINGS, INC., as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNE ML 1, LLC, as a Guarantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

[Signature Page to Collateral Trust Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent under the Credit Agreement

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Trustee under the Indenture

By:	/s/ W. Thomas Morris II
Name:	W. Thomas Morris II
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ W. Thomas Morris II
Name:	W. Thomas Morris II
Title:	Vice President

[Signature Page to Collateral Trust Agreement]

EXHIBIT A to Collateral

Trust Agreement

[FORM OF]

ADDITIONAL PARI PASSU LIEN DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of [●], 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among SunEdison, Inc. (the “Borrower”), the Guarantors from time to time party thereto, Deutsche Bank AG New York Branch as Administrative Agent under the Credit Agreement, Wilmington Trust, National Association as Trustee under the Indenture, any additional Pari Passu Lien Representatives party thereto and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Pari Passu Lien Debt Designation is being executed and delivered in order to designate additional secured debt as Pari Passu Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of SunEdison, Inc. hereby certifies on behalf of SunEdison, Inc. that:

(A) [insert name of the Borrower or Guarantor] intends to incur additional Pari Passu Lien Debt (“Additional Pari Passu Lien Debt”) which will be Pari Passu Lien Debt permitted by each applicable Pari Passu Lien Document to be secured by a Pari Passu Lien equally and ratably with all previously existing and future Pari Passu Lien Debt;

(B) the name and address of the Pari Passu Lien Representative for the Additional Pari Passu Lien Debt for purposes of Section 7.6 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C) Each of the Borrower and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Pari Passu Lien Debt is secured by the Collateral in accordance with the Pari Passu Lien Security Documents;

(D) Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Borrower and each Guarantor, and

(E) the Borrower has caused a copy of this Additional Pari Passu Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Pari Passu Lien Representative.

IN WITNESS WHEREOF, the Borrower has caused this Additional Pari Passu Lien Debt Designation to be duly executed by the undersigned officer as of             , 20    .

SUNEDISON, INC.

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Pari Passu Lie Debt Designation.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT 1 TO ADDITIONAL SECURED DEBT DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Collateral Trust Agreement dated as of [●], 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among SunEdison, Inc. (the “Borrower”), the Guarantors from time to time party thereto, Deutsche Bank AG New York Branch as Administrative Agent under the Credit Agreement, Wilmington Trust, National Association as Trustee under the Indenture, any additional Pari Passu Lien Representatives party thereto and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of             , 20     in connection with an Additional Pari Passu Lien Debt Designation of even date herewith which Additional Pari Passu Lien Debt Designation has designated additional secured debt as Pari Passu Lien Debt entitled to the benefit of the Collateral Trust Agreement.

Each of the undersigned hereby consents to the designation of additional secured debt as Pari Passu Lien Debt as set forth in the Additional Pari Passu Lien Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Pari Passu Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Pari Passu Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Pari Passu Lien Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of the Borrower and Guarantors]

By:
Name:
Title:

EXHIBIT B

to Collateral Trust Agreement

[FORM OF]

COLLATERAL TRUST JOINDER – ADDITIONAL PARI PASSU LIEN DEBT

Reference is made to the Collateral Trust Agreement dated as of [●], 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among SunEdison, Inc. (the “Borrower”), the Guarantors from time to time party thereto, Deutsche Bank AG New York Branch as Administrative Agent under the Credit Agreement, Wilmington Trust, National Association as Trustee under the Indenture, any additional Pari Passu Lien Representatives party thereto and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional secured debt under the Collateral Trust Agreement.

1. Joinder. The undersigned,                                          , a                                  , (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional pari passu lien debt] hereby agrees to become party as a Pari Passu Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation. The undersigned New Representative, on behalf of itself and each holder of Pari Passu Lien Obligations in respect of the Series of Pari Passu Lien Debt for which the undersigned is acting as Pari Passu Lien Representative hereby agrees, for the enforceable benefit of all holders of each current and future Series of Pari Passu Lien Debt, each current and future Pari Passu Lien Representative, and each current and future Pari Passu Lien Secured Party and Pari Passu Lien Obligations and as a condition to being treated as Pari Passu Lien Debt under the Collateral Trust Agreement that:

(a) as provided by Section 2.2 of the Collateral Trust Agreement, all Pari Passu Lien Obligations will be and are secured equally and ratably by all Pari Passu Liens at any time granted by the Borrower or any Guarantor to secure any Pari Passu Lien Obligations in respect of any Series of Pari Passu Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Pari Passu Lien Debt, and that all such Passu Lien Liens will be enforceable by the Collateral Trustee for the benefit of all Pari Passu Lien Secured Party equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Pari Passu Lien Debt if the Pari Passu Lien Documents in respect thereof prohibit the applicable Pari Passu Lien Representative from accepting the benefit of a Pari Passu Lien on any particular asset or property or such Pari Passu Lien Representative otherwise expressly declines in writing to accept the benefit of a Pari Passu Lien on such asset or property;

(b) the New Representative and each holder of Pari Passu Lien Obligations in respect of the Series of Pari Passu Lien Debt for which the undersigned is acting as Pari Passu Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Pari Passu Liens and the order of application of proceeds from the enforcement of Pari Passu Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Pari Passu Lien Documents.

3. Notice Information. The name and address of the New Representative for purposes of Section 7.6 of the Collateral Trust Agreement is:

Telephone:

Fax:

4. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

[insert name of the new representative]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Pari Passu Lien Obligations represented thereby:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT C

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL GRANTOR

Reference is made to the Collateral Trust Agreement dated as of [●], 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among SunEdison, Inc. (the “Borrower”), the Guarantors from time to time party thereto, Deutsche Bank AG New York Branch as Administrative Agent under the Credit Agreement, Wilmington Trust, National Association as Trustee under the Indenture, any additional Pari Passu Lien Representatives party thereto and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.18 of the Collateral Trust Agreement.

1. Joinder. The undersigned,                                          , a                                  , hereby agrees to become party as a Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of             , 20    .

[ ]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Guarantor:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title: